                                                                  EXHIBIT (c)(4)
                                                                  --------------


                        HAHN AUTOMOTIVE WAREHOUSE, INC.

                    UPDATED PRELIMINARY CALCULATION OF VALUE
                    ----------------------------------------
                            DELIVERED MARCH 15, 2001
                            ------------------------



                               BONADIO & CO., LLP


                      CERTIFIED PUBLIC ACCOUNTANTS & MORE

                       HAHN AUTOMOTIVE WAREHOUSE, INC.

                              Summary of Values



                                                                             Income
                                              Market Approach               Approach                    Average
                                              ---------------               --------                    -------
EBITDA per financial statements                    $ 6,811,000

Less: Non-recurring items

        Gain on sale of securities                    (196,000)
        Income from equity investment                 (189,000)
        Loss from Autoworks                            668,482
        Service Charge income                         (214,000)
                                        -----------------------

                                                     6,880,482
Multiple                                                  6.71
                                        -----------------------     -----------------------     ----------------------

Market Value of Invested Capital                    46,168,000                  40,369,300                 43,268,650

Less: Interest-bearing debt                        (43,120,000)                (43,120,000)               (43,120,000)
                                        -----------------------     -----------------------     ----------------------

Market Value of Common Equity                        3,048,000                  (2,750,700)                   148,650
Weighted Average Shares Outstanding                  4,745,014                   4,745,014                  4,745,014
                                        -----------------------     -----------------------     ----------------------

Market value per share                                    0.64                       (0.58)                      0.03
                                        =======================     =======================     ======================

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                           Summary of Market Multiples

                                                            Last
                                 Market Value             12 months         Indicated
                              Invested Capital             EBITDA            Multiple
                              ----------------             ------            --------

HAHN                           $  46,975,324           $   6,811,000            6.90

RAVE                           $  32,439,642           $  (1,374,495)         (23.60)

CRV                            $  34,957,649           $   1,774,000           19.71

DAP                            $ 403,046,750           $  75,160,000            5.36

ORLY                           $ 907,756,125           $ 115,124,000            7.89


         Weighted Average                                                       6.71

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                         HAHN AUTOMOTIVE WAREHOUSE, INC.



                                                                                           12 months
                                                                                            9/30/00
                                                                                            -------

Pre-tax net income                                                                        $ 1,226,000
        Interest Expense                                                                    3,796,000
        Depreciation                                                                        1,789,000
                                                                                        --------------

EBITDA                                                                                      6,811,000
                                                                                        --------------


Market Value of Equity                     0.813     4,745,014           3,855,324
Market Value of Debt                                                    43,120,000
                                                                    ---------------
Market Value of Invested Capital                                                           46,975,324
                                                                                        --------------

Indicated market multiple                                                                        6.90
                                                                                        ==============

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                          Rankin Automotive Group, Inc.



                                              6 months             12 months           6 months            12 months
                                              8/31/00               2/29/00             8/31/99             8/31/00
                                              -------               -------            ---------            -------

Pre-tax net income                          $ (6,541,061)        $ 1,007,854         $ 1,778,809         $ (7,312,016)
        Interest Expense                       2,155,960           2,865,653           1,280,252            3,741,361
        Depreciation                           1,737,673           1,079,894             621,407            2,196,160
                                          ---------------     ---------------     ---------------     ----------------

EBITDA                                        (2,647,428)          4,953,401           3,680,468           (1,374,495)
                                          ---------------     ---------------     ---------------     ----------------


Market Value of Equity                             0.688           5,201,613           3,576,109
Market Value of Debt                                                                  28,863,533
                                                                                  ---------------
Market Value of Invested Capital                                                                           32,439,642
                                                                                                      ----------------

Indicated market multiple                                                                                      (23.60)
                                                                                                      ================

                      HAHN AUTOMOTIVE WAREHOUSE, INC.

                       The Coast Distribution System

                                             9 months           12 months            9 months          12 months
                                             9/30/00            12/31/99             9/30/99            9/30/00
                                             -------            --------             -------            -------



Pre-tax net income                          $ (65,000)          $ 546,000          $ 3,074,000       $ (2,593,000)
        Interest Expense                    2,350,000           2,371,000            1,833,000          2,888,000
        Depreciation                        1,036,000           1,562,000            1,119,000          1,479,000
                                         -------------     ---------------     ----------------     --------------

EBITDA                                      3,321,000           4,479,000            6,026,000          1,774,000
                                         -------------     ---------------     ----------------     --------------


Market Value of Equity                          1.375           4,330,654            5,954,649
Market Value of Debt                                                                29,003,000
                                                                               ----------------
Market Value of Invested Capital                                                                       34,957,649
                                                                                                    --------------

Indicated market multiple                                                                                   19.71
                                                                                                    ==============

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                            Discount Autoparts, Inc.



                                              6 months               12 months            6 months         12 months
                                              11/30/00                5/31/00             11/30/99          11/30/00
                                              --------                -------             --------          --------



Pre-tax net income                            $ 9,140,000           $ 41,795,000         $ 21,280,000      $29,655,000
        Interest Expense                       11,541,000             18,079,000            7,808,000       21,812,000
        Depreciation                           12,328,000             22,441,000           11,076,000       23,693,000
                                         -----------------     ------------------     ----------------   --------------

EBITDA                                         33,009,000             82,315,000           40,164,000       75,160,000
                                         -----------------     ------------------     ----------------   --------------


Market Value of Equity                              6.313             16,700,000          105,418,750
Market Value of Debt                                                                      297,628,000
                                                                                      ----------------
Market Value of Invested Capital                                                                           403,046,750
                                                                                                         --------------

Indicated market multiple                                                                                         5.36
                                                                                                         ==============

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                            O'Reilly Automotive Group

                                          9 months         12 months            9 months           12 months
                                           9/30/00          12/31/99             9/30/99            9/30/00
                                          --------          --------             -------            -------



Pre-tax net income                      $ 68,478,000      $ 73,024,000        $ 54,686,000       $ 86,816,000
        Interest Expense                   4,530,000         5,343,000           3,417,000          6,456,000
        Depreciation                      15,951,000        17,902,000          12,001,000         21,852,000
                                        ------------      ------------        ------------       ------------

EBITDA                                    88,959,000        96,269,000          70,104,000        115,124,000
                                        ------------      ------------        ------------       ------------


Market Value of Equity                        14.625        51,391,188         751,596,125
Market Value of Debt                                                           156,160,000
                                                                            ---------------
Market Value of Invested Capital                                                                  907,756,125
                                                                                                --------------

Indicated market multiple                                                                                7.89
                                                                                                ==============

                         Hahn Automotive Warehouse, Inc.
                        Discounted Cash Flow Calculation

              Assumptions

                    Equity Capitalization                      60.0%
                    Debt Discount Rate                          6.0%
                    Equity Discount Rate                       20.0%
                    WACC                                       14.4%

                                      Present
                                       Value               Cash             Discounted
                       Year            Factor              Flow                Value
                    -----------    ---------------    -------------------------------------

                        1                 0.87413          7,667,000             6,702,000
                        2                 0.76410          4,174,000             3,189,400
                        3                 0.66792          4,137,000             2,763,200
                        4                 0.58385          4,398,000             2,567,800
                        5                 0.51036          4,666,000             2,381,300


                     Terminal             0.51036         42,157,700            21,515,600
                                                                         ------------------

                    Market Value of Invested Capital                            39,119,300
                    Cash Value - Life Insurance                                    500,000
                    Self-Insurance Deposit                                         600,000
                    Lease Deposits                                                 150,000
                    Less:  Interest-bearing debt                               (43,120,000)
                                                                         ------------------

                    Market Value of Common Equity                               (2,750,700)
                                                                         ==================

                    Per share calculation:
                    Weighted Average Shares Outstanding                          4,745,014
                                                                         ------------------

                    Market Value per share                                           (0.58)
                                                                         ==================

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                        PROJECTED STATEMENTS OF CASH FLOW
                  FOR THE FIVE YEARS SUBSEQUENT TO TRANSACTION



                                                Base           Year 1        Year 2         Year 3         Year 4         Year 5
                                                ----           ------        ------         ------         ------         ------



Net Sales                                   $125,575,000   $126,217,000   $128,426,000   $130,673,000   $132,960,000   $135,287,000
Cost of Goods Sold                           (77,071,000)   (77,119,000)   (78,147,000)   (79,188,000)   (80,241,000)   (81,307,000)
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Gross Profit                          48,504,000     49,098,000     50,279,000     51,485,000     52,719,000     53,980,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

SELLING, GENERAL & ADMIN:

        Salaries and Wages                    23,297,000     22,787,000     23,163,000     23,545,000     23,933,000     24,328,000
        Employee Related Costs                 3,742,000      3,635,000      3,694,000      3,755,000      3,817,000      3,880,000
        Operating Expenses                     8,655,000      9,937,000     10,185,000     10,440,000     10,701,000     10,969,000
        Rent                                   2,765,000      2,548,000      2,561,000      2,574,000      2,587,000      2,600,000
        Real Estate Taxes                        808,000        811,000        811,000        811,000        811,000        811,000
        Utilities                              1,015,000      1,008,000      1,058,000      1,111,000      1,167,000      1,225,000
        General Insurance                      1,322,000      1,306,000      1,306,000      1,306,000      1,306,000      1,306,000
        Legal & Professional                     315,000        279,000        279,000        279,000        279,000        279,000
        Depreciation                           1,789,000      1,722,000      1,700,000      1,700,000      1,700,000      1,700,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

                                              43,708,000     44,033,000     44,757,000     45,521,000     46,301,000     47,098,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Income from operations                 4,796,000      5,065,000      5,522,000      5,964,000      6,418,000      6,882,000
        Service Charge & Other Income            295,000        342,000        342,000        342,000        342,000        342,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Earnings before taxes and interest     5,091,000      5,407,000      5,864,000      6,306,000      6,760,000      7,224,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Income taxes                          (1,868,000)    (2,109,000)    (2,287,000)    (2,459,000)    (2,636,000)    (2,817,000)
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Net income                             3,223,000      3,298,000      3,577,000      3,847,000      4,124,000      4,407,000

Adjusments to reconcile net income
        to net cash flow:

        Depreciation                           1,789,000      1,722,000      1,700,000      1,700,000      1,700,000      1,700,000
        Purchases of property & equipment       (577,000)      (500,000)      (500,000)      (500,000)      (500,000)      (500,000)
        Change in deferred taxes                 504,000      2,109,000        293,000              -              -              -
        Self-insurance deposit                   (65,000)       (65,000)       (65,000)       (65,000)       (65,000)       (65,000)
        Change in working capital               (412,000)     1,103,000       (831,000)      (845,000)      (861,000)      (876,000)
                                            ------------   ------------   ------------   ------------   ------------   ------------

        Net cash flow                       $  4,462,000   $  7,667,000   $  4,174,000   $  4,137,000   $  4,398,000   $  4,666,000
                                            ============   ============   ============   ============   ============   ============

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                            PROJECTED BALANCE SHEETS
                  FOR THE FIVE YEARS SUBSEQUENT TO TRANSACTION



                                          Base            Year 1         Year 2        Year 3         Year 4         Year 5
                                          ----            ------         ------        ------         ------         ------

Accounts Receivable                   $ 16,062,000     $ 16,000,000   $ 16,280,000  $ 16,565,000   $ 16,855,000    $ 17,150,000
Inventory                               46,192,000       43,493,000     44,254,000    45,028,000     45,816,000      46,618,000
Accounts Payable                       (13,266,000)     (12,000,000)   (12,210,000)  (12,424,000)   (12,641,000)    (12,862,000)
Other                                   (5,987,000)      (5,595,000)    (5,595,000)   (5,595,000)    (5,595,000)     (5,595,000)
                                      ------------     ------------    -----------   -----------    -----------     -----------

        Working Capital                 43,001,000       41,898,000     42,729,000    43,574,000     44,435,000      45,311,000
                                      ------------     ------------    -----------   -----------    -----------     -----------

        Change in working capital                        (1,103,000)       831,000       845,000        861,000         876,000

Property, at cost                       16,610,000       17,110,000     17,610,000    18,110,000     18,610,000      19,110,000
Goodwill                                 2,155,000        2,155,000      2,155,000     2,155,000      2,155,000       2,155,000
Accumulated Depreciation & Amort.      (10,594,000)     (12,316,000)   (14,016,000)  (15,716,000)   (17,416,000)    (19,116,000)
Deferred Taxes                           3,414,000        1,305,000      1,012,000     1,012,000      1,012,000       1,012,000
Cash Value of Life Insurance               500,000          500,000        500,000       500,000        500,000         500,000
Lease Deposits                             150,000          150,000        150,000       150,000        150,000         150,000
Self-insurance Deposit                     600,000          665,000        730,000       795,000        860,000         925,000
Other                                    1,743,000        1,743,000      1,743,000     1,743,000      1,743,000       1,743,000
                                      ------------     ------------    -----------   -----------    -----------     -----------

        Other net assets                14,578,000       11,312,000      9,884,000     8,749,000      7,614,000       6,479,000
                                      ------------     ------------    -----------   -----------    -----------     -----------

        Invested Capital                57,579,000       53,210,000     52,613,000    52,323,000     52,049,000      51,790,000
        Less: interest bearing debt    (43,120,000)     (43,120,000)   (43,120,000)  (43,120,000)   (43,120,000)    (43,120,000)
                                      ------------     ------------    -----------   -----------    -----------     -----------

        Stockholders' Equity          $ 14,459,000     $ 10,090,000    $ 9,493,000   $ 9,203,000    $ 8,929,000     $ 8,670,000
                                      ============     ============    ===========   ===========    ===========     ===========

        Beginning Equity                                 14,459,000     10,090,000     9,493,000      9,203,000       8,929,000
        Add: current year net income                      3,298,000      3,577,000     3,847,000      4,124,000       4,407,000
        Less: cash distributions                         (7,667,000)    (4,174,000)   (4,137,000)    (4,398,000)     (4,666,000)
                                                       ------------    -----------   -----------    -----------     -----------

        Ending Equity                                  $ 10,090,000    $ 9,493,000   $ 9,203,000    $ 8,929,000     $ 8,670,000
                                                       ============    ===========   ===========    ===========     ===========

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                  SUMMARY OF SIGNIFICANT PROJECTION ASSUMPTIONS


        SALES:

        Sales for the year ended 09/30/00 were $125,575. This net sales amount includes approximately $1,500 of sales from locations which were closed in 2000. Management has budgeted revenue of $126,217 in 2001 with annual increases at a rate of 1 3/4%.


        GROSS MARGIN:

        The company's historical gross margin is 38% of Net Sales. As a result of the closing of lower margin locations in 2000, management has budgeted 2001 margins at 38.9% of Net Sales. Margins are projected to increase gradually to 39.9% over the next four years (2002 - 2005).

        SELLING, GENERAL & ADMINISTRATIVE EXPENSES:

        SALARIES AND WAGES - Salaries & wages are expected to decline by $510,000 in 2001 as a result of the aforementioned closings. Total salary expense is projected to increase at a rate of 1.65% annually in years two through five.

        EMPLOYEE RELATED COSTS - Employee related costs include payroll taxes and health insurance. These costs were projected based on a ratio of 15.95% of Salaries and wages which is consistent with the company's historical experience.

        OPERATING EXPENSES - Operating expenses include company vehicle expense, advertising, telephone, postage, technology costs, travel, freight, and supplies. Management has budgeted these expenses at $ 9,937 in 2001 with annual increases at a rate of 2.5%.

        RENT - Rent was budgeted based on lease agreements currently in effect. Rent expense is expected to increase 1/2% annually as expired leases are renewed.

        REAL ESTATE TAXES - Real estate taxes are expected to remain constant at $811 per year.

        UTILITIES - Management has budged utilities expense at $1,008 in 2001 with annual increases at a rate of 5%.

        GENERAL INSURANCE - Insurance costs are expected to remain constant at $1,306 per year.

        LEGAL & PROFESSIONAL - Legal & professional expenses are expected to remain constant at $279 per year.

        DEPRECIATION - Depreciation will decline in 2001 due to certain assets becoming fully-depreciated at the end of 2000. Future depreciation and amortization is projected based on remaining useful lives of existing assets and $500 of additional capital expenditures per year.

                         HAHN AUTOMOTIVE WAREHOUSE, INC.

                  SUMMARY OF SIGNIFICANT PROJECTION ASSUMPTIONS




        OTHER:

        SERVICE CHARGE & OTHER INCOME - Service charge and other income is primarily a function of accounts receivable. Management is predicting slow growth in accounts receivable and projects service charge income to remain constant during the next five years.

        INCOME TAXES - The Company expects to pay taxes at a rate of 39% based on historical experience. The effects of net operating loss carry-forwards which exist at September 30, 2000 are reflected in adjustments to cash flow.


        ADJUSTMENTS TO CASH FLOW:

        PURCHASES OF PROPERTY & EQUIPMENT - Capital expenditures are projected based on historical experience as well as the Company's analysis of future requirements.

        CHANGE IN DEFERRED TAXES - At September 30, 2000, the Company has net operating loss carry-forwards available to off-set future taxable income. Based on the earnings projections, the company would not have to pay income taxes in year one of the projection and would pay reduced taxes in year two. The effect of these adjustments is reflected as an increase in cash flow in the first two years of the projection.

        SELF-INSURANCE DEPOSIT - The company is self-insured and accordingly is required to maintain a reserve for potential losses. The insurance reserve will increase by $65 each year and is reflected as a reduction in cash flow in the accompanying projections.

        CHANGE IN WORKING CAPITAL - Management has initiated a plan to reduce its inventory levels in the current year. As a result of this initiative the Company will generate additional cash from operating activities in year one of the projection. During year's two through five, working capital is expected to increase as a result of sales growth. The increase in working capital is reflected as a reduction in cash flow in years two through five of the accompanying projections.

                                  May 16, 2001



Mr. Eli N. Futerman
Mr. Daniel J. Chessin


Dear Messrs. Futerman and Chessin:

In the course of providing financial advisory services to you we were asked to perform certain preliminary mathematical calculations of value of Hahn Automotive Warehouse, Inc. (Hahn) based on assumptions and financial information provided to us by you. The information provided by you included:

     - Historical fiscal 2000 financial information and extraordinary items of income and expense for Hahn;
     -    An operating budget for fiscal year 2001 for Hahn;
     -    Names of other publicly traded companies operating in Hahn's industry.

You also discussed with us the range of appropriate assumptions regarding sales and expense amounts for fiscal 2002 through 2005 and the estimated weighted average cost of capital for Hahn, from which we calculated projections for fiscal 2002 through fiscal 2005.

Using this information, we made a preliminary mathematical calculation of the value of Hahn using generally accepted valuation calculation methods and techniques. The basis for these calculations was discussed with you prior to making the calculations. The resulting calculations were then discussed with you.

We were not engaged to and we did not audit, review, examine, compile or perform any other type of assurance services related to historical or projected information provided by or derived from information provided by you, nor do we express any opinion or give any assurance on such information or its achievability. We assume no responsibility for this information.

We did not perform a valuation of Hahn in accordance with Uniform Standards of Professional Appraisal Practice and, accordingly, we do not express any opinion or conclusion as to the value of Hahn, or the fairness of any proposed transaction, from a financial point of view, to the public shareholders of Hahn.



                                                     /s/BONADIO & CO., LLP